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                                                                   EXHIBIT 23.01


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Form 8-K/A of At Home Corporation dated February 19, 1999, of our report dated January 19, 1999 with respect to the consolidated financial statements of At Home Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

San Jose, California
February 19, 1999